UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 13, 2014
NEWELL RUBBERMAID INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3 Glenlake Parkway
Atlanta, Georgia		30328
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (770) 418-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 13, 2014. For more information on the proposals presented at the meeting, see the Proxy Statement, the relevant portions of which are incorporated herein by reference.

The stockholders elected each of the eight nominees to the Board of Directors for a one-year term by a majority of the votes cast:

Director	For	Against	Abstain	Broker Non-Votes
Kevin C. Conroy	218,707,831	2,168,636	393,846	20,051,152
Scott S. Cowen	215,645,677	5,247,648	376,988	20,051,152
Michael T. Cowhig	220,084,791	809,396	376,126	20,051,152
Cynthia A. Montgomery	216,634,814	4,247,200	388,299	20,051,152
Jose Ignacio Perez-Lizaur	220,044,351	843,922	382,040	20,051,152
Michael B. Polk	219,243,800	1,672,166	354,347	20,051,152
Michael A. Todman	218,699,091	2,169,529	401,693	20,051,152
Raymond G. Viault	216,726,132	4,117,165	427,016	20,051,152

The stockholders ratified the appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm for the Company for the year 2014:

For	238,582,376
Against	2,116,759
Abstain	622,330
Broker Non-Votes	0

The stockholders approved the advisory resolution approving executive compensation:

For	193,462,316
Against	27,054,112
Abstain	753,885
Broker Non-Votes	20,051,152

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2014            NEWELL RUBBERMAID INC.

By:    /s/ John K. Stipancich
John K. Stipancich
Executive Vice President, General Counsel
and Corporate Secretary and Executive
Leader EMEA